                                                                   EXHIBIT 10.15

                                   SUBLEASE

THIS SUBLEASE is executed by and between Trilogy Software, Inc. ("Trilogy"), a Delaware corporation, and pcOrder.com, Inc. ("pcOrder"), a Delaware corporation, to be effective as of June 1, 1999.

                                    RECITALS

Reference is made to that certain Office Lease (the "Master Lease") executed by and between Trilogy, as "Lessee," and Opus South Corporation, as "Lessor," whereby Trilogy leased from Landlord a three story commercial office building, containing approximately 122,530 rentable square feet of space, located in Austin, Travis County, Texas, commonly known as Plaza on the Lake II. A true and correct copy of the Master Lease is attached as Exhibit A hereto and incorporated herein by reference. Opus South Corporation, together with its successors in interest as "Lessor" under the Master Lease, is hereafter referred to as "Landlord." Unless otherwise defined herein, terms used herein which are defined in the Master Lease shall be given the same meanings herein as are ascribed to them in the Master Lease.

Trilogy has agreed to sublease a portion of the Premises to pcOrder, pcOrder has agreed to sublease a portion of the Premises from Trilogy, all on the terms and conditions set forth herein.

                                   AGREEMENTS

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Trilogy and pcOrder hereby agree as follows:

1)  Demise and Description of Property

Trilogy hereby leases to pcOrder, and pcOrder hereby leases from Trilogy, approximately 38,560 rentable square feet of space on the first floor of the Office Complex (the "Subleased Premises") as reflected on Exhibit B attached hereto and incorporated herein by reference.

2)  Term

This Sublease is for a term of approximately 70 months (the "Sublease Term"), beginning on June 1, 1999 (the "Commencement Date"), and ending on April 7, 2005 (the "Termination Date"). But this Sublease will terminate earlier in the event of a surrender, forfeiture, or termination of the Master Lease. If the Master Lease shall expire or terminate prior to the Termination Date, (1) a termination of this Sublease will be simultaneously effected, (2) the rental paid or to be paid under this Sublease shall abate proportionately, (3) any rentals paid to Trilogy for a period beyond such termination shall be repaid to pcOrder, and (4) all amounts owed by pcOrder this Sublease shall be immediately due and payable to Trilogy. In the event Trilogy receives any type of notice from the Lessor under the Master Lease which would directly affect pcOrder and its rights under this Sublease, then Trilogy will forward a copy of such notice to pcOrder with five business days of receipt.

3)  Base Rent

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pcOrder hereby covenants and agrees to pay Trilogy, at Trilogy's principal office at the address set forth below, monthly rent (the "Base Rent") for the Subleased Premises as follows:


               Months                          Base Rent
-----------------------------------   ------------------------
1 through 11 inclusive                  $62,720.04
-----------------------------------   ------------------------
12 through 47 inclusive                 $64,328.25
-----------------------------------   ------------------------
48 through 71 inclusive                 $69,152.87
-----------------------------------   ------------------------

The Base Rent shall be payable in advance, in equal monthly installments, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter for the balance of the Sublease Term. If the Commencement Date is a date other than the first day of a calendar month, then the Base Rent for such calendar month shall be prorated accordingly.

4)  Additional Rent

pcOrder shall pay to Trilogy, as Additional Rent under this Sublease, pcOrder's "Proportionate Share" (defined as 31.5%) of all amounts which become due and payable by Trilogy as Additional Rent under the Master Lease. pcOrder's Proportionate Share of the Additional Rent shall be paid in the same manner, and at the same time, as the Additional Rent payments under the Master Lease.

5)  Common Areas

The "Common Area" is that part of the Office Complex designated by Trilogy or Landlord, from time to time, for the common use, benefit, and enjoyment of all tenants and guests, including, among other facilities, parking area, sidewalks, landscaping, curbs, loading areas, private streets and alleys, lighting facilities, hallways, malls, atria, rest rooms, and other areas and improvements provided in the Office Complex for the common use and enjoyment of all tenants, all of which shall be subject to Trilogy's sole management and control and shall be operated and maintained in such manner as Trilogy, in its discretion, shall determine. pcOrder and its employees, customers, subtenants, licensees, and concessionaires shall have the non-exclusive right and license to use the Common Area, as constituted from time to time, such use to be in common with Trilogy, any other tenants of the Office Complex, and other persons permitted by Trilogy or Landlord to use the same. This non-exclusive right and license shall include the right to utilize a proportionate share of the parking places available under the Master Lease. The non-exclusive right and license to use the Common Area, as constituted from time to time, shall be subject to the Building Rules and Regulations, and such other reasonable rules and regulations governing the use thereof as Trilogy or Landlord may, from time to time, prescribe, including the designation of specific areas within the Office Complex or in reasonable proximity thereto in which automobiles owned by Tenants, its employees, subtenants, licensees and concessionaires shall be parked. Trilogy and/or Landlord shall at all times have the right to change such rules and regulations or to promulgate other rules and regulations in such manner as may be deemed advisable for safety, care or cleanliness of the Office Complex and for preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to

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pcOrder in writing and shall be carried out and observed by pcOrder. pcOrder shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of pcOrder. Trilogy or Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.

6)  Condition of Subleased Premises

pcOrder acknowledges that Landlord has completed construction of the improvements to the Subleased Premises required under Article 1 of the Master Lease. pcOrder has had an opportunity to inspect the Subleased Premises and has found it satisfactory for pcOrder's intended use. Accordingly, pcOrder accepts the Subleased Premises in their "AS-IS" condition and Trilogy shall have no obligation to improve, repair, restore, or refurbish the Subleased Premises. pcOrder acknowledges that neither Trilogy, nor any agent of Trilogy, has made any representation or warranty with respect to the Subleased Premises or any other portion of the Office Complex including, without limitation, any representation or warranty with respect to the suitability or fitness of the Subleased Premises or any other portion of the Office Complex for the conduct of pcOrder's business. Subject to obtaining the prior approval of Landlord as required by Article 7 of the Master Lease and Trilogy's approval, as hereafter provided, pcOrder shall be entitled to make such alterations and improvements to the Subleased Premises as pcOrder may determine are appropriate for pcOrder's use of the Subleased Premises. Prior to undertaking any alterations of or improvements to the Subleased Premises, pcOrder shall submit a written request for approval to Trilogy, together with the plans and specifications for such alterations and improvements. Trilogy's approval shall not be unreasonably withheld, delayed or denied. If Landlord and Trilogy each gives its consent, according to the requirements of this agreement, to alterations or improvements to the Subleased Premises by pcOrder, pcOrder shall procure, at pcOrder's expense, all necessary permits before undertaking such work. All such alterations shall be done at pcOrder's sole cost and expense, and in accordance the provisions and requirements of the Master Lease and in accordance with all applicable laws, including applicable building codes and regulations.

7)  Use of Subleased Premises

pcOrder will use the Subleased Premises only for office space and for uses normally incident to that purpose. Under no circumstances shall pcOrder utilize the Subleased Premises, or allow the Subleased Premises to be utilized, in any form or fashion which would violate any term, covenant, or condition of the Master Lease or any applicable law, rule, regulation, or order governing the use and enjoyment of the Subleased Premises.

8)  Assumption Agreement and Covenants

  a) pcOrder will comply with all of the provisions of the Master Lease that are to be performed by Trilogy as Tenant during the Sublease Term insofar as such provisions relate to the Subleased Premises and Tenant's use of Common Areas, but the rent provisions of the Master Lease will not apply to pcOrder. Paragraphs 3 and 4, above, govern pcOrder's payment of rent.

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  b) All of the terms and conditions contained in the Master Lease, to the extent that they do not conflict with specific provisions of this Sublease, are made a part of this Sublease, and the rights and obligations contained in the Master Lease are, during the term of this subletting, imposed on the respective parties, Trilogy being substituted for Landlord in the Master Lease, and pcOrder being substituted for Trilogy in the Master Lease. pcOrder recognizes that Trilogy is not in a position to independently render any of the services or to perform any of the obligations required of Trilogy by the terms of this Sublease. Therefore, notwithstanding anything to the contrary contained in this Sublease, pcOrder agrees that performance by Trilogy of all of its obligations under this Sublease (other than those set forth in Sections 8(c) and 9(c) below) is conditional upon the due performance by Landlord of its corresponding obligations under the Master Lease.

  c) Trilogy agrees to pay the Basic Rent, the Additional Rent, and all other sums which may become due and payable to Landlord under the Master Lease, as and when due, and to otherwise comply with all other terms and conditions of the Master Lease as to that part of the Premises not sublet to pcOrder. Trilogy further agrees to notify pcOrder immediately upon its receipt of any notice or other communication received from Landlord under or pertaining to the Master Lease which would potentially have a material impact upon pcOrder and/or this Sublease, including any notice of default or potential default under the Master Lease. In the event Trilogy fails to cure any default by Trilogy under the Master Lease within any applicable cure periods, pcOrder shall have the right, but not the obligation, to cure such default, subject in any event to the willingness of the Lessor to accept such cure from pcOrder, and in such event Trilogy shall be obligated to reimburse pcOrder promptly for any reasonable costs incurred by pcOrder in effecting such cure.

9)   Limitation of Liability and Indemnity

  a) Notwithstanding any contrary provision of the Master Lease, neither the Landlord nor Trilogy will be liable to pcOrder, or any of its agents, employees, servants, or invitees, (nor will pcOrder be liable to Trilogy or any of its agents, employees, servants, or invitees), for any damage to persons or property due to the condition, design, or any defect in the Office Complex or its mechanical systems that may exist or subsequently occur. pcOrder, with respect to itself and its agents, employees, servants, and invitees, assumes all risks and damage to persons and property, either proximate or remote, by reason of the present or future condition of the Subleased Premises or the Office Complex. Trilogy, with respect to itself and its agents, employees, servants, and invitees, assumes all risks and damage to persons and property, either proximate or remote, by reason of the present or future condition of the Office Complex.

  b) Except for any claims, losses, costs, liabilities, actions, and damages that Trilogy has expressly released, or for which Trilogy's otherwise responsible as an occupant of the Office Complex, and except for those matters for which Trilogy is obligated to indemnify pcOrder pursuant to this Sublease, pcOrder agrees to indemnify, protect, defend, and hold Trilogy and Trilogy's partners, shareholders, employees, and agents harmless from

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     and against any and all claims, losses, costs, liabilities, actions, and damages, including, without limitation, reasonable attorney's fees and costs, incurred by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from any breach or default on the part of pcOrder in the performance of any covenant or agreement on the part of pcOrder to be performed pursuant to the terms of this Sublease, or arising primarily from any act or negligence on the part of pcOrder or its agents, contractors, servants, employees, or licensees, or arising from any accident, injury, or damage, to the extent, and only to the extent, caused by pcOrder or its agents or employees, to any person, firm, or corporation occurring during the term of this Sublease or any renewal thereof, in or about the Subleased Premises and the Office Complex, and from an against all costs, reasonable counsel fees, expenses, and liabilities, incurred in connection with any such claim, action, or proceeding brought thereon; and in case any action or proceeding shall be brought against Trilogy by reason of any such claim, pcOrder, upon notice from Trilogy, covenants to resist and defend such action or proceeding by counsel reasonably satisfactory to Trilogy.

  c) Notwithstanding anything contained herein to the contrary, Trilogy shall be liable for, pcOrder shall not be liable for, and Trilogy shall indemnify, protect, defend, and hold pcOrder and its partners, shareholders, directors, and employees harmless from and against any and all liability caused, in whole or in part, by the act, neglect, fault, or omission of any duty by Trilogy, its agents, contractors, servants, employees, or licensees, whether in the Subleased Premises, the Office Complex, the Parking Garage, or the other parking areas.

10)  Insurance

Article 5 of the Master Lease details the insurance requirements imposed on Trilogy. Section 9.3 of the Master Lease requires any sublessee under the Master Lease to deliver certificates of insurance evidencing the issuance of insurance policies in the forms and content required by Article 5. Upon request by Trilogy, pcOrder will deliver certificates of insurance complying with the requirements of Article 5 and Section 9.3 of the Master Lease to Landlord and Trilogy. Upon request by Trilogy, each insurance policy required under Article 5 of the Master Lease which is to name Landlord as an additional insured shall also name Trilogy as an additional insured. In addition and upon request by Trilogy, each insurance policy required under Article 5 of the Master Lease which is to contain a waiver of subrogation with respect to Landlord will also contain a waiver of subrogation with respect to Trilogy.

11)  Taxes on pcOrder's Property

pcOrder shall pay, and indemnify, defend, and hold Trilogy and Landlord harmless against, all taxes, impositions, and assessments, of every kind, levied or assessed against personal property, furniture, fixtures, and other improvements placed by or for pcOrder in the Subleased Premises.

12)  Renewal Option

Section 15.25 of the Master Lease provides Trilogy with the option to renew the Master Lease for one (1) additional term of five (5) years. In the event Trilogy elects to exercise its option to

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renew the Master Lease, Trilogy will provide pcOrder with the option of renewing this Sublease for the same period. The option to renew this Sublease must be exercised by written notice delivered by pcOrder to Trilogy at least three hundred (300) days before the end of the Sublease Term. The Base Rent for the renewal term of this Sublease shall be determined by taking the Base Rent which is determined for the renewal term of the Master Lease and multiplying it by pcOrder's Proportionate Share.

13)  Right of First Notice to Purchase

Section 15.27 of the Master Lease provides Trilogy with a "Right of First Notice to Purchase" the Office Complex in the event Landlord determines that it wishes to sell the Office Complex. This right of first notice with respect to the purchase of the Office Complex is personal to Trilogy, and not assignable by Trilogy. None of the rights, privileges or benefits afforded to Trilogy under
Section 15.27 of the Master Lease shall be exercisable or otherwise enjoyed by pcOrder. In the event Trilogy exercises such right, however, Trilogy agrees that this Sublease shall become a direct lease between Trilogy and pcOrder on the same terms and conditions.

14)  Signs

pcOrder covenants and agrees that no signs or symbols shall be placed in the windows or doors of the Subleased Premises, or on any exterior part of the Office Complex, without Trilogy's and the Landlord's prior written approval. Any sign or symbol placed on the exterior of Office Complex or in the windows or doors of the Office Complex so as to be visible from the street, that is not satisfactory to Trilogy, shall be removed immediately on demand by Trilogy and if not so removed within twenty-four (24) hours will constitute a breach of this Sublease. pcOrder shall remove any approved sign placed on or about the exterior of the Subleased Premises when this lease expires or terminates, and any damage to the Office Complex or Subleased Premises resulting from the removal will be repaired at pcOrder's sole cost and expense.

15)  Building Rules

pcOrder will comply with such rules and regulations generally applying to tenants in the Building as may be adopted from time to time by Landlord and/or Trilogy and delivered in writing to pcOrder for the management, safety, care and cleanliness of, and the preservation of good order and protection of property in the Subleased Premises and the Building. Trilogy hereby reserves all rights necessary to implement and enforce such building rules and regulations.

16)  Access

pcOrder shall allow Landlord and Trilogy, and their agents, free access at all reasonable times to the Subleased Premises for purposes of inspecting or making repairs, additions, or alterations to the Subleased Premises or any property owned by or under the control of Landlord or Trilogy.

17)  Furniture and Fixtures

All furniture, fixtures and equipment placed in the Subleased Premises by pcOrder, including without limitation any computer or telecommunications systems or equipment, will remain pcOrder's property, subject to Trilogy's rights as provided by law. pcOrder may, when the

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Sublease Term expires, remove such furniture, fixtures and equipment if removal is done so as not to damage the Subleased Premises; or if any damage does occur such damage is repaired.


18)  Assignment and Subletting

     a) pcOrder will not assign or sublease the Subleased Premises, or any part of the Subleased Premises, without Trilogy's prior written consent, which may be withheld at Trilogy's discretion.

     b) Notwithstanding the foregoing, this Sublease may be assigned, or the Subleased Premises sublet, in whole or in part, to any corporation or other legal entity into which, or with which, pcOrder may be merged or consolidated or that acquires substantially all the assets of pcOrder or to any corporation or other legal entity that is a majority-owned subsidiary, parent, or affiliate of pcOrder.

     c) If there is an assignment, the assignee will agree in writing to assume all the terms and covenants of this Sublease to be performed by pcOrder. A duplicate original of that assignment and assumption agreement will be delivered to Trilogy within ten (10) days following the date of its execution or its effective date, whichever is earlier. pcOrder's liability under this Sublease, and that of any assignee of this Sublease, will survive any assignment or subletting, and such liability will be unaffected by any extension of time that Trilogy may grant to any assignee or pcOrder for paying rent or other charges due under this Sublease, or for performing any other term or covenant of this Sublease.

19)  Default

     a) Trilogy may terminate this Sublease upon the happening of any one, or more, of the following events:

         i) pcOrder's making a general assignment for the benefit of its creditors;

         ii) The levying on or against pcOrder's property of a writ of execution or attachment that is not released or discharged within sixty (60) days;

         iii) The institution in a court of competent jurisdiction of proceedings for the reorganization, liquidation, or involuntary dissolution of pcOrder, or for its adjudication as a bankrupt or insolvent, or for the appointment of a receiver of pcOrder's property, if the proceedings are not dismissed, and any receiver, trustee, or liquidator appointed therein is not discharged within sixty (60) days after the proceedings are instituted;

         iv) pcOrder's doing or permitting to be done any act that creates a mechanics' lien or claim against the land or Office Complex of which the Subleased Premises are a part that is not released or otherwise provided for by indemnification satisfactory to Trilogy within sixty (60) days after discovery of the existence of such lien by pcOrder; and

         v) pcOrder's failing to pay any rental installment, or other charge or money

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             obligation required by this Sublease, within ten (10) days after the date on which such payment is due, or to perform any other covenant under this Sublease within thirty (60) days after receipt of written notice of such failure from Trilogy.

     b) Upon any termination of the estate, Trilogy may reenter the Subleased Premises, with or without process of law, using such force as necessary, and remove all persons and chattels. Trilogy will not be liable for damages or otherwise by reason of reentry or termination of the terms of this Sublease. Notwithstanding any termination by Trilogy, pcOrder's liability for the rents and charges under this Sublease will not be relinquished, diminished, or extinguished for the balance of the Sublease Term. pcOrder will pay, in addition to the rent and other sums agreed to be paid under this lease, any additional sums as the court may adjudge reasonable as attorney's fees in any suit or action instituted by Trilogy to enforce this Sublease, or the collection of the rent due Trilogy if Trilogy prevails in the suit or action. Any property belonging to pcOrder or any persons holding by, through, or under pcOrder, or otherwise found upon the Subleased Premises, may be removed and stored in any public warehouse at the cost of and for the account of pcOrder. Should pcOrder abandon, vacate, or surrender the Subleased Premises or be dispossessed by process of law, any personal property left the Subleased Premises may be deemed abandoned, at Trilogy's option.

     c) If pcOrder breaches this Sublease after expiration of any applicable notice and cure period, Trilogy may immediately or at any time thereafter, without notice, cure the breach for the account and at the expense of pcOrder. If Trilogy at any time, by reason of the breach, must pay, or elects to pay, any sum of money or do any act that will require paying any sum of money, or must incur any expense, including reasonable attorney's fees, in instituting or prosecuting any action or proceeding to enforce Trilogy's rights under this Sublease, the sums paid by Trilogy, with interest at the rate of twelve percent (12%) annually from the date of payment, will be considered additional rent and will be due from pcOrder to Trilogy on the first day of the month following pcOrder's receipt of a statement from Trilogy of payment of the respective sums or expense.

     d) All Trilogy's rights and remedies enumerated in this Sublease are cumulative and will not exclude any other right or remedy allowed by law. These rights and remedies may be exercised and enforced concurrently, whenever necessary. If Trilogy is in default under this Sublease, Trilogy will have sixty (60) days to cure the default after written notice to Trilogy by pcOrder specifying such default.

20)  Eminent Domain

If any public authority takes the whole or any part of the Subleased Premises under the power of eminent domain, then the Sublease Term will cease with respect to that part from the date that its possession is required for any public purpose, and the rent will be up to that day. If a portion of the Subleased Premises is taken so that the remaining portion will not be reasonably adequate for

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operating pcOrder's business after Trilogy completes such repairs or alterations as Trilogy is obligated to make, pcOrder may elect either to terminate this lease or to remain in possession of the remainder of the Subleased Premises. In the latter event, the rent will be equitably adjusted to account for that portion of the Subleased Premises so taken. If pcOrder elects to remain in possession, all the terms of this Sublease will continue in effect except for rent, and Trilogy will at its own cost and expense make all necessary repairs or alterations to the Office Complex.

21)  Miscellaneous Provisions

     a)  Corporate Authority

     Trilogy and pcOrder each warrant and represent to the other that this Sublease, the transactions contemplated by this Sublease, and the execution and delivery of this Sublease, have been duly authorized by all necessary corporate proceedings and actions, including without limitation, action on the part of the party's board of directors. Certified copies of such corporate or other resolutions authorizing this transaction shall be delivered by each party to the other.

     b)  Parties Bound

     This Sublease will bind and inure to the benefit of the parties and their respective legal representatives, successors, and assigns except as this Sublease otherwise specifies.

     c)  Legal Construction

     If any one or more of the provisions of this Sublease is for any reason held invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability will not affect any other provision of this Sublease, which will be construed as if it had never included the invalid, illegal, or unenforceable provision.

     d)  Prior Agreements Superseded

     This Sublease constitutes the sole agreement of the parties and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter. Notwithstanding the foregoing, Exhibit A to this sublease specifies additional lease terms that are in effect through 12/31/99.

     e)  Attorney's Fees

     If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret this Sublease, the prevailing party is entitled to recover reasonable attorney's fees from the other. The fees may be set by the court in the trial of the action or may be enforced in a separate action for that purpose, and the fees will be in addition to any other relief that may be awarded.

     f)  Specific Performance

     The parties declare that it is impossible to measure in money the damages that will accrue to either party, their heirs, executors, administrators, legal representatives, successors, or assigns by reason of a failure to perform any of the obligations under this Sublease. Therefore, if a party, its heirs, executors, administrators, legal representatives, successors,

                                    PAGE 9
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     or assigns institute any action or proceeding to enforce this Sublease, any person against whom the action or proceedings are brought agrees that specific performance may be sought and obtained for any breach of this Sublease.

     g)  Counterparts, One Agreement

     This Sublease and all other copies of it, insofar as they relate to the rights, duties, and remedies of the parties, will be considered one agreement. This Sublease may be executed concurrently in one or more counterparts, each of which will be considered an original, but all of which together will constitute one instrument.

     h)  Notice

     Unless this Sublease provides otherwise, any notice, tender, or delivery to be given by either party to the other may be effected by personal delivery in writing or by registered or certified mail, postage prepaid, return receipt requested, and will be considered received as of actual receipt.

     i)  Time of Essence

     Time is of the essence in this Sublease.

     j)  Paragraph Headings

     The paragraph headings used in this Sublease are descriptive only and shall have no legal force or effect whatever.

     k)  Texas law

     This Sublease shall be subject to and governed by the laws of the State of Texas. Any and all obligations or payments are due and payable in Austin, Travis County, Texas.

     l)  Severability

     If any provision of this Sublease shall, for any reason, be held to violate of any applicable law, and so much of said agreement is held to be unenforceable, the invalidity of such a specific provision shall not invalidate any other provisions of this Sublease, which other provisions shall remain in full force and effect, unless removal of the invalid provisions destroy the legitimate purposes of this Sublease, in which event this Sublease shall be cancelled.

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     m)  Relationship Between the Parties

     The relationship between the parties as to this Sublease and the transactions described herein is only that of independent contractors, i.e. sub-landlord and subtenant. No partnership, joint venture, or relationship of principal and agent is intended. pcOrder shall not pledge the credit of Trilogy or bind Trilogy to any obligation with respect hereto.

Executed to be effective as of the date first written above.

                              Trilogy Software, Inc., a Delaware corporation


                              By: /s/ PAT KELLY
                                 -----------------------------------
                              Printed Name: Pat Kelly
                                           -------------------------
                              Title: VP - CFO
                                    --------------------------------

                              pcOrder.com, Inc., a Delaware corporation


                              By: /s/ JIM  LUTTENBACHER
                                 -----------------------------------
                              Printed Name: Jim Luttenbacher
                                           -------------------------
                              Title: VP - CFO
                                    --------------------------------

                                    PAGE 11
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Exhibit A


Trilogy and pcOrder.com agree to the following terms:

1. pcOrder will continue making rent payments to Plaza I (IXC) in accordance with their current lease obligation.

2. Trilogy will reimburse pcOrder for 1/2 floor of rent payments at Plaza II (includes base rent and operating expenses) through 12/31/99 (expiration of most of Plaza I lease); subject to pcOrder staying current on its lease obligations at Plaza I.

3. Trilogy will work to sublease space at Plaza I; any sublease payments received by pcOrder will be passed through to Trilogy. This is in exchange for Trilogy paying rent on 1/2 floor at Plaza II.

4. pcOrder will honor and pay for any buyout agreement that Trilogy negotiates related to Plaza I. Trilogy will reimburse pcOrder for any buyout payment made by pcOrder.

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